EXHIBIT 99.1

FOR RELEASE: Thursday, October 27, 2022 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR

THE THREE MONTHS AND YEAR ENDED SEPTEMBER 30, 2022

          Shreveport, Louisiana – October 27, 2022 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended September 30, 2022 of $1.7 million compared to net income of $1.4 million reported for the three months ended September 30, 2021. The Company’s basic and diluted earnings per share were $0.55 and $0.52, respectively, for the three months ended September 30, 2022 compared to basic and diluted earnings per share of $0.42 and $0.38, respectively, for the three months ended September 30, 2021.

          The Company reported the following key achievements during the three months ended September 30, 2022:

●

Total loans receivable, net of allowance for loan losses for the three months ended September 30, 2022, increased $18.5 million, or 4.8%, to $406.4 million at September 30, 2022, compared to $387.9 million at June 30, 2022.

●	The Company’s average interest rate spread was 3.74% for the three months ended September 30, 2022, compared to 2.98% for the three months ended September 30, 2021.
●	The Company’s net interest margin was 3.90% for the three months ended September 30, 2022, compared to 3.16% for the three months ended September 30, 2021.
●	Basic earnings per share increased $0.13, or 31.0%, from $0.42 for the three months ended September 30, 2021, compared to $0.55 for the three months ended September 30, 2022.
●	Diluted earnings per share increased $0.14 or 36.8%, from $0.38 for the three months ended September 30,2021 compared to $0.52 for the three months ended September 30, 2022.

          The increase in net income for the three months ended September 30, 2022, as compared to the prior year quarter resulted primarily from an increase of $1.1 million, or 25.6%, in net interest income, and a decrease of $343,000, or 97.4%, in provision for income taxes, partially offset by a decrease of $470,000, or 46.3%, in non-interest income, an increase of $418,000, or 100.0%, in provision for loan losses, and an increase of $218,000, or 6.2%, in non-interest expense. The increase in net interest income for the three months ended September 30, 2022 was primarily due to a $1.0 million, or 21.1%, increase in total interest income, and a $74,000, or 13.5%, decrease in total interest expense.  The increase in total interest income was primarily due to an increase of 68 basis points in the average rate on total interest-earning assets.  The Company’s average interest rate spread was 3.74% for the three months ended September 30, 2022 compared to 2.98% for the three months ended September 30, 2021. The Company’s net interest margin was 3.90% for the three months ended September 30, 2022 compared to 3.16% for the three months ended September 30, 2021.  The decrease in provision for income taxes was due to an adjustment in taxes due for fiscal year ended June 30, 2022 related to stock option exercises.

          The following table sets forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended September 30,
	2022		2021
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$396,768	5.03%	$342,942	5.09%
Investment securities	110,602	1.76	86,350	1.57
Interest-earning deposits	32,706	3.18	101,732	0.14
Total interest-earning assets	$540,076	4.25%	$531,024	3.57%

Interest-bearing liabilities:
Savings accounts	$128,749	0.26%	$133,140	0.32%
NOW accounts	58,658	0.11	48,389	0.11
Money market accounts	94,694	0.15	86,991	0.12
Certificates of deposit	84,715	1.24	101,364	1.50
Total interest-bearing deposits	366,816	0.43	369,884	0.57
Other bank borrowings	4,915	5.33	1,376	3.17
FHLB advances	826	4.80	861	4.61
Total interest-bearing liabilities	$372,557	0.51%	$372,121	0.59%

          The $470,000 decrease in non-interest income for the three months ended September 30, 2022, compared to the prior year quarterly period, was primarily due to a decrease of $534,000 in gain on sale of loans, a $2,000 decrease in income from bank owned life insurance, and a $1,000 decrease in other income, partially offset by a $67,000 increase in service charges on deposit accounts. The Company sells most of its long-term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.  The decrease in gain on sale of loans was due to a reduction in loans originated for sale reflecting a decrease in mortgage refinancing activity.

          The $218,000 increase in non-interest expense for the three months ended September 30, 2022, compared to the same period in 2021, is primarily attributable to increases of $93,000 in other non-operating   expense, $72,000 in compensation and benefits expense, $72,000 in occupancy and equipment expense, $26,000 in legal fees, $9,000 in deposit insurance expense, and $3,000 in audit and examination fees. The increases were partially offset by decreases of $26,000 in data processing expense, $20,000 in loan and collection expense, and $11,000 in franchise and bank shares tax expense.  The decrease in other non-operating expense was primarily due to communication expense, correspondent bank fees, and fraud expense related to deposit checking accounts.

          At September 30, 2022, the Company reported total assets of $581.6 million, a decrease of $8.9 million, or 1.5%, compared to total assets of $590.5 million at June 30, 2022. The decrease in assets was comprised primarily of decreases in cash and cash equivalents of $26.5 million, or 41.4%, from $64.1 million at June 30, 2022 to $37.5 million at September 30, 2022, loans held for sale of $2.0 million, or 50.0%, from $4.0 million at June 30, 2022 to $2.0 million at September 30, 2022, premises and equipment of $112,000, or 0.7%, from $16.2 million at June 30, 2022 to $16.1 million at September 30, 2022, and other assets of $103,000, or 7.4%, from $1.4 million at June 30, 2022 to $1.3 million at September 30, 2022.  These decreases were partially offset by increases in loans receivable, net of $18.5 million, or 4.8%, from $387.9 million at June 30, 2022 to $406.4 million at September 30, 2022, investment securities of $789,000, or 0.7%, from $108.0 million at June 30, 2022 to $108.8 million at September 30, 2022, deferred tax asset of $323,000, or 28.3%, from $1.1 million at June 30, 2022 to $1.5 million at September 30, 2022, accrued interest receivable of $126,000, or 11.2%, from $1.1 million at June 30, 2022 to $1.3 million at September 30, 2022, and real estate owned of $93,000, or 100.0%, from none at June 30, 2022 to $93,000 at September 30, 2022, and bank owned life insurance of $26,000, or 0.4%, from $6.60 million at June 30, 2022 to $6.62 million at September 30, 2022. The decrease in cash and cash equivalents was primarily due to the funding of additional loan growth and purchases of securities with excess liquidity.  The increase in loans receivable, net, was primarily due to an increase of $13.9 million in commercial real estate loans.  The increase in investment securities was primarily due to security purchases of $5.4 million offset by principal repayments on mortgage backed securities of $3.4 million and a $1.1 million increase in market value losses on available-for-sale securities.  The decrease in loans held-for-sale primarily reflected a reduction in loans originated for sale during the three months ended September 30, 2022 due mainly to a decrease in mortgage refinance activity likely attributable to the increase in interest rates.

          Total liabilities decreased $3.7 million, or 0.7%, from $538.1 million at June 30, 2022 to $534.5  million at September 30, 2022 primarily due to decreases in total deposits of $8.2 million, or 1.5%, to $523.8 million at September 30, 2022 compared to $532.0 million at June 30, 2022, and advances from the Federal Home Loan Bank of $9,000, or 1.1%, to $823,000 at September 30, 2022 compared to $832,000 at June 30, 2022,  partially offset by increases in other borrowings of $4.0 million, or 170.2%, to $6.4 million at September 30, 2022 compared to $2.4 million at June 30, 2022, other accrued expenses and liabilities of $431,000, or 16.5%, to $3.0 million at September 30, 2022 compared to $2.6 million at June 30, 2022, and advances from borrowers for taxes and insurance of $136,000, or 38.4%, to $490,000 at September 30, 2022 compared to $354,000 at June 30, 2022.  The decrease in deposits was primarily due to a $13.1 million, or 9.8%, decrease in savings deposits from $133.0 million at June 30, 2022 to $119.9 million at September 30, 2022, a $6.4 million, or 4.0%, decrease in non-interest bearing deposits from $161.1 million at June 30, 2022 to $154.7 million at September 30, 2022, a $2.2 million, or 2.2%, decrease in money market deposits from $98.6 million at June 30, 2022 to $96.5 million at September 30, 2022, partially offset by an increase of $7.8 million, or 9.8%, in certificates of deposit from $80.3 million at June 30, 2022 to $88.1 million at September 30, 2022, and an increase  of $5.6 million, or 9.4% in NOW accounts from $59.0 million at June 30, 2022 compared to $64.5 million at September 30, 2022. The Company had $3.0 million in brokered deposits at September 30, 2022 compared to $6.0 million at June 30, 2022. The decrease in advances from the Federal Home Loan Bank was primarily due to principal paydowns on amortizing advances.  The entire balance in advances from the Federal Home Loan Bank are now short-term due to our only advance with a balloon maturity in January 2023.

          At September 30, 2022, the Company had $2.2 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $2.2 million on non-performing assets at June 30, 2022, consisting of six single-family residential loans and one single family residence in other real estate owned at September 30, 2022, compared to six single-family residential loans and one line of credit loan at June 30, 2022.  At both September 30, 2022 and June 30, 2022, the Company had five single family residential loans and two commercial real estate loans classified as substandard.  There were no loans classified as doubtful at September 30, 2022 or June 30, 2022.

          Shareholders’ equity decreased $5.2 million, or 10.0%, to $47.1 million at September 30, 2022 from $52.3 million at June 30, 2022. The primary reasons for the changes in shareholders’ equity from June 30, 2022 were the repurchase of Company stock of $5.9 million, a decrease in the Company’s accumulated other comprehensive income of $877,000, and dividends paid totaling $407,000, partially offset by net income of $1.7 million, proceeds from the issuance of common stock from the exercise of stock options of $147,000, and the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $137,000.

          The Company repurchased 289,900 shares of its common stock during the three months ended September 30, 2022 at an average price per share of $20.00. On February 16, 2022, the Company announced that its Board of Directors approved an eleventh stock repurchase program for the repurchase of up to 170,000 shares. The eleventh stock repurchase program was completed on August 2, 2022.

             Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its nine full-service banking offices and home office in northwest Louisiana.

         Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

         In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations as well as its impact on general economic conditions; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	September 30, 2022	June 30, 2022
	(Unaudited)	(Audited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $26,710 and $42,531 September 30, 2022 and June 30, 2022, Respectively)	$37,531	$64,078
Securities Available-for-Sale	30,765	28,099
Securities Held-to-Maturity (fair value September 30, 2022: $63,989; June 30, 2022: $69,513, Respectively)	78,073	79,950
Loans Held-for-Sale	1,988	3,978
Loans Receivable, Net of Allowance for Loan Losses (September 30, 2022: $4,844; June 30, 2022: $4,451, Respectively)	406,373	387,873
Accrued Interest Receivable	1,250	1,124
Premises and Equipment, Net	16,137	16,249
Bank Owned Life Insurance	6,623	6,597
Deferred Tax Asset	1,466	1,143
Real Estate Owned	93	--
Other Assets	1,286	1,389

Total Assets	$581,585	$590,480

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$154,740	$161,142
Interest-bearing	369,020	370,849
Total Deposits	523,760	531,991
Advances from Borrowers for Taxes and Insurance	490	354
Short-term Federal Home Loan Bank Advances	823	832
Other Borrowings	6,350	2,350
Other Accrued Expenses and Liabilities	3,037	2,606

Total Liabilities	534,460	538,133

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,108,145 and 3,387,839 Shares Issued and
Outstanding at September 30, 2022 and June 30, 2022, Respectively	34	34
Additional Paid-in Capital	40,400	40,145
Unearned ESOP Stock	(610)	(639)
Retained Earnings	9,878	14,506
Accumulated Other Comprehensive Loss	(2,577)	(1,699)

Total Shareholders’ Equity	47,125	52,347

TOTAL LIABILITIES AND SHAREHOLDERS’&NBSP;EQUITY	$581,585	$590,480

Home Federal Bancorp, Inc. of Louisiana

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Interest-income
Loans, including fees	$5,028	$4,397
Investment securities	2	--
Mortgage-backed securities	489	341
Other interest-earning assets	262	36
Total interest income	5,781	4,774
Interest expense
Deposits	400	529
Federal Home Loan Bank borrowings	10	10
Other bank borrowings	66	11
Total interest expense	476	550
Net interest income	5,305	4,224

Provision for loan losses	418	--
Net interest income after provision for loan losses	4,887	4,224

Non-interest income
Gain on sale of loans	175	709
Income on bank owned life insurance	26	28
Service charges on deposit accounts	335	268
Other income	10	11

Total non-interest income	546	1,016

Non-interest expense
Compensation and benefits	2,282	2,210
Occupancy and equipment	501	429
Data processing	181	207
Audit and examination fees	75	72
Franchise and bank shares tax	119	130
Advertising	74	74
Legal fees	126	100
Loan and collection	52	72
Deposit insurance premium	47	38
Other expenses	296	203

Total non-interest expense	3,753	3,535

Income before income taxes	1,680	1,705
Provision for income tax expense	9	352

NET INCOME	$1,671	$1,353

EARNINGS PER SHARE

Basic	$0.55	$0.42
Diluted	$0.52	$0.38

	Three Months Ended
	September 30,
	2022	2021
Selected Operating Ratios(1):
Average interest rate spread	3.74%	2.98%
Net interest margin	3.90%	3.16%
Return on average assets	1.13%	0.95%
Return on average equity	13.99%	10.29%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.38%	0.24%
Allowance for loan losses as a percent of non-performing loans	229.97%	422.81%
Allowance for loan losses as a percent of total loans receivable	1.18%	1.20%

Per Share Data:
Shares outstanding at period end	3,108,145	3,359,856
Weighted average shares outstanding:
Basic	3,065,552	3,203,530
Diluted	3,227,418	3,514,082
Book value at period end	$15.16	$15.98
_________________
(1) Ratios for the three month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145